Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Building Materials Holding Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-36387 and 333-61221 on Form S-4; 333-47122, 333-44260, 333-117237, and 333-136632 on Form S-8; and 33-52478-99 and 33-80952-99 on Form S-8/A of Building Materials Holding Corporation of our reports dated March 10, 2008, with respect to the consolidated balance sheets of Building Materials Holding Corporation as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and our report dated March 10, 2008 with respect to the Company’s internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007, annual report on Form 10-K of Building Materials Holding Corporation.

/s/ KPMG LLP

San Francisco, California
March 10, 2008